Exhibit 10.1

FIRST AMENDMENT TO LEASE

1490 O’Brien Drive, Suite A, B and E

Menlo Park, California 94025

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of April 28, 2019 (the “Effective Date”), by and between MENLO PREPI I, LLC, a Delaware limited liability company and TPI Investors 9, LLC, a California limited liability company (collectively, “Landlord”) and FORTY SEVEN, INC., a Delaware corporation (“Tenant”), being the parties to that certain Lease dated April 13, 2016 (the “Lease”), for the Premises described in the Lease as Suite A, B and E of 1409 O’Brien Drive, Menlo Park, California 94025 (the “Premises”), as the Premises is more particularly described on Exhibit “C” to the Lease.

WHEREAS, Landlord and Tenant wish to enter into this Amendment to modify the Lease to provide for the expansion of the Premises to include approximately 6,230 rentable square feet within the Building, as shown on the floor plan of the Building attached hereto as Exhibit “A” and commonly known as Suite D (the “Expansion Premises”) and to amend the Lease in certain other respects on the terms set forth in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    Lease Definitions. Capitalized terms defined in the Lease which are used in this Amendment shall have the same meaning as in the Lease, except as otherwise provided in this Amendment.

2.    Expansion Premises Commencement Date and Expiration Date. The Expansion Premises shall be added to the Premises as of March 1, 2021 (the “Expansion Premises Commencement Date”) and upon the same terms and conditions with respect to the Premises, except that (a) Base Rent for the Expansion Premises shall be determined as set forth in Section 3 below, (b) Tenant’s Share of Additional Rent shall be determined as set forth in Section 4 below, and (c) Tenant shall accept the Expansion Premises in its “as is” condition. The term of the Lease for the Expansion Premises shall be co-terminus with the term for the Premises. Upon the expiration or earlier termination of the Lease, Tenant shall vacate and surrender to Landlord the Expansion Premises in the condition required by the Lease.

3.    Monthly Base Rent for Expansion Premises. The Monthly Base Rent for the Expansion Premises shall be as follows:

Months	Square Feet	Monthly Base Rent
3/1/2021-Expiration Date	6,230	$36,021.27

4.    Tenant’s Share of Additional Rent for the Expansion Premises. From and after the Expansion Premises Commencement Date, Tenant shall pay Additional Rent, Operating Expenses and Taxes attributable to the Expansion Premises in accordance with Section 5 of the Lease; provided, however, that (A) Tenant’s Pro Rata Share of the Operating Expenses of the Building and the Taxes shall equal 90.61% (27,749/30,623) and (B) Tenant’s share of Park Expenses shall be increased to equal 3.22%.

5.    Security Deposit. Concurrently with the execution of this Amendment, Tenant shall deposit an additional Thirty-Three Thousand Nine Hundred Fifty-Three and 50/100 Dollars ($33,953.50)

with Landlord as an increase in the Security Deposit. The Security Deposit paid by Tenant, as so increased, shall equal Two Hundred Ten Thousand Four Hundred Nine and 30/100 Dollars ($210,409.30) and shall be held and applied as set forth in Section 7 of the Lease.

6.    Continuing Effect. All of the terms and conditions of the Lease shall remain in full force and effect, as the Lease is amended by this Amendment.

7.    Conflicts. If any provision of this Amendment conflicts with the Lease, the provisions of this Amendment shall control.

8.    Warranty of Authority. Each party represents and warrants to the other that the person signing this Amendment is duly and validly authorized to do so on behalf of the entity it purports to so bind, and if such party is a limited liability company or a corporation, that such limited liability company or corporation has full right and authority to enter into this Amendment and to perform all of its obligations hereunder.

9.    Effectiveness. No binding agreement between the parties pursuant hereto shall arise or become effective until this Amendment has been duly executed by both Tenant and Landlord and a fully executed copy of this Amendment has been delivered to both Tenant and Landlord.

10.    Governing Law. This Amendment is governed by federal law, including without limitation the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001 et seq.) and, to the extent that state law applies, the laws of the State of California without regard to its conflicts of law rules.

11.    Amendments. This Amendment may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to this Amendment, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

Acknowledged & Accepted:                     MM

Tenant

12.    Notices. All notices required under this Agreement and other information concerning this Agreement (“Communications”) shall be personally delivered or sent by first class mail, postage prepaid, by overnight courier. In addition, the Landlord may, in its sole discretion, send such Communications to the Tenant electronically, or permit the Tenant to send such Communications to the Landlord electronically, in the manner described in this Section.

Such Communications sent by personal delivery, mail or overnight courier will be sent to the addresses on the signature page of this Agreement, or to such other addresses as the Landlord and the Tenant may specify from time to time in writing. Communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

Such Communications may be sent electronically by the Landlord to the Tenant (i) by transmitting the Communication to the electronic address provided by the Tenant or to such other electronic address as the Tenant may specify from time to time in writing, or (ii) by posting the Communication on a website and sending the Tenant a notice to the Tenant’s postal address or electronic address telling the Tenant that the Communication has been posted, its location, and providing instructions on how to view it. Communications sent electronically to the Tenant will be effective when the Communication, or a notice advising of its posting to a website, is sent to the Tenant’s electronic address.

Acknowledged & Accepted:                     MM

Tenant

13.    Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Agreement and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered had been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intended to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or , electronic mail, or other electronic means, (iii) are aware that the other party will reply on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”) and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

Acknowledged & Accepted:                    MM

Tenant

[Signature Pages Follow.]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first set forth above.

LANDLORD:

MENLO PREPI I, LLC,
a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company,
its authorized signatory

By:	/s/ Jeff Uittenbogaard
Name:	Jeff Uittenbogaard
Its:	Investment Director

By:
Name:
Its:

TPI INVESTORS 9, LLC,
a California limited liability company

By:	/s/ John C. Tarlton
Name:	John C. Tarlton
Its:	CFO of MGR

[Tenant’s Signature on Follow Page.]

TENANT:

FORTY-SEVEN, INC.,
a Delaware corporation

By:	/s/ Mark A. McCamish
Name:	Mark A. McCamish
Its:	Chief Executive Officer

EXHIBIT A

Description of the Expansion Premises

P.O.
142
OPEN OFFICE
141
LOBBY
100
P.O.
144
REMOVE I.T. CLOSET
(N) PRIVATE OFFICES
P.O.
140A
STAIR2
172
CONF.
145
P.O.
140B
MEN
107
REMOVE CASEWORK
I.T. CLOSET
146
(N) I.T. ROOM LOCATION W/1 HOUR ENCLOSURE
OPEN OFFICE
143
UP
VIDEO CONFERENCE
147
STAIR3
173
UP
REF.
FREEZ.
FREEZ.
UTILITY/STORAGE
148
FREEZ
FREEZ
FREEZ

LEGEND:

REMOVE WALLS

(N) WALLS

03/14/2019
SCALE 1/8" - 1'0"
BUILDING 10
1490 O'BRIEN DR, MENLO PARK, CA

47 EXECS

PROPOSED SPACE PLAN LEVEL 1

TARLTON